EX 99.(j)(2)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated December 10, 2003 in this Registration Statement (Form N-1A No. 33-98102 and 811-1743) of Spectra Fund.

                                                         /s/ Ernst & Young LLP
                                                         Ernst & Young LLP

New York, New York
February 25, 2004